Exhibit 10.7

MICROSTRATEGY INCORPORATED

Restricted Stock Unit Agreement

Granted Under 2023 Equity Incentive Plan

MicroStrategy Incorporated, a Delaware corporation (the “Company”), hereby grants the following restricted stock units pursuant to its 2023 Equity Incentive Plan. This Notice of Grant and the attached Terms and Conditions (which constitute a part hereof) are collectively the “Agreement”.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of restricted stock units (“RSUs”) granted:
Number, if any, of RSUs that vest immediately on the Grant Date:
RSUs that are subject to vesting schedule:
Vesting Start Date:

Vesting Schedule:

Vesting Date:	Number of RSUs that Vest:
[]	[]% of the RSUs
[Insert Additional Vesting Dates and Amounts, as needed]

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein, and is subject to Section 3(b) below. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, any entity included in the definition of the Company in the Plan (each, a “Specified Company”).

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities under this Agreement.

MICROSTRATEGY INCORPORATED

By:
Name:
Title:

PARTICIPANT

This Agreement has been accepted by:
###PARTICIPANT_NAME###
Dated: ###ACCEPTANCE_DATE###

MICROSTRATEGY INCORPORATED

Restricted Stock Unit Agreement

Incorporated Terms and Conditions

1. Award of Restricted Stock Units. In consideration of services rendered and to be rendered to the Company, by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2023 Equity Incentive Plan (the “Plan”), an award with respect to the number of RSUs set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”). Each RSU represents the right to receive one share of class A common stock, $0.001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein. To accept this award, the Participant must accept this Agreement within six (6) months of the Grant Date. If this Agreement is not accepted within six (6) months of the Grant Date, the Company’s grant of RSUs under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any RSUs under this Agreement.

2. Definitions.

(a) “Adverse Event” shall mean the occurrence of (x) any material diminution in the Participant’s authority, duties, responsibility, or base compensation, or (y) the requirement by the Company that the Participant principally works at a location that is more than 50 miles from the Participant’s principal work location immediately prior to the Change in Control Event.

(b) “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to any Specified Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and any Specified Company), as determined by the Company, which determination shall be conclusive. Notwithstanding the foregoing, if the Participant is party to an employment, consulting or severance agreement with a Specified Company that contains a definition of “cause” for termination of employment or other relationship as an Eligible Participant, “Cause” shall have the meaning ascribed to such term in such agreement. The Participant’s employment or other relationship as an Eligible Participant shall be considered to have been terminated for “Cause” if the Company determines no later than 30 days after the Participant’s termination of employment or other relationship as an Eligible Participant, that termination for Cause was warranted.

(c) A “Change in Control Event” shall mean any of the following, provided that such event constitutes a “change in control event” within the meaning of Section 409A of the Code:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company after the date hereof if, after such acquisition, such Person beneficially owns (within the meaning of

Rule 13d-3 under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock, class B common stock, par value $0.001 per share of the Company (“Class B Common Stock”) or other voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by any corporation pursuant to a Business Combination (as defined in paragraph 2(b)(iii) below) which complies with clauses (x) and (y) of subsection (iii) of this definition, (III) any transfer by Michael J. Saylor or any of his affiliates (within the meaning of Rule 12b-2 of the Exchange Act) (the “MS Affiliates”) to Michael J. Saylor or any MS Affiliate or (IV) any acquisition by Michael J. Saylor or any MS Affiliate not pursuant to a Business Combination, except for an acquisition that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock; or

(ii) on any date after Michael J. Saylor and the MS Affiliates cease to own in the aggregate more than 50% of the combined voting power of the Outstanding Company Voting Securities (the “Applicable Date”), there is a change in the composition of the board of the Company (the “Board”) that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date immediately prior to the Applicable Date or (y) who was nominated or elected subsequent to the Applicable Date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of the Common Stock and Class B Common Stock and any other Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Common Stock, Class B Common Stock and such other Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Michael J. Saylor or any MS Affiliate, any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation or any Person who beneficially owned, directly or indirectly, 50% or more of the combined voting power of the Outstanding Company Voting Securities prior to the Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; provided, however, that for the avoidance of doubt, the consummation of any Business Combination that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock shall be deemed not to satisfy the condition set forth in clause (x).

(d) “Good Reason” shall mean the occurrence of an Adverse Event, in each case, after the Change in Control Event. Notwithstanding the foregoing, an Adverse Event shall not be deemed to constitute Good Reason unless (i) the Participant gives the Company or the Acquiring Corporation, as applicable, notice of termination of employment or other relationship as an Eligible Participant no more than 90 days after the initial occurrence of the Adverse Event, (ii) such Adverse Event has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s or the Acquiring Corporation’s receipt of such notice and (iii) the Participant’s termination of employment or other relationship as an Eligible Participant occurs within six (6) months following the Company’s or the Acquiring Corporation’s receipt of such notice.

3. Vesting.

(a) The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”). Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. Upon each Vesting Date (or, if applicable, an earlier vesting date pursuant to Section 3(b) below, which, in such event, shall also be hereinafter referred to as the “Vesting Date”), the Company shall settle the vested portion of the RSUs and shall therefore, subject to the payment of any taxes pursuant to Section 8(b), issue and deliver to the Participant one share of Common Stock for each RSU that vests on such Vesting Date (the “RSU Shares”). Alternatively, the Board may, in its sole discretion, elect to pay cash or part cash and part RSU Shares in lieu of settling the RSUs that vest on such Vesting Date solely in RSU Shares (such discretion of the Board to settle in cash shall not apply to a Participant who is subject to Canadian tax, whose shares must be settled in previously unissued shares). If a cash payment is made in lieu of delivering RSU Shares, the amount of such payment shall be equal to the fair market value (as determined by the Board) of the RSU Shares as of the Vesting Date less an amount equal to any federal, state, local and other taxes of any kind required to be withheld with respect to the vesting of the RSUs. The RSU Shares or any cash payment in lieu of RSU Shares will be delivered to the Participant as soon as practicable following each Vesting Date, but in any event within 30 days of such date.

(b) Notwithstanding the provisions of Section 10(b) of the Plan or Section 3(a) above, in the event of a Change in Control Event:

(i) If the Change in Control Event also constitutes a Reorganization Event (as defined in the Plan) and the RSUs are not assumed, or substantially equivalent RSUs substituted, by the Acquiring Corporation, these RSUs shall automatically become vested in full immediately prior to such Change in Control Event; and

(ii) If either the Change in Control Event is also a Reorganization Event and these RSUs are assumed or substantially equivalent RSUs are substituted or the Change in Control Event is not a Reorganization Event, then in either case these RSUs shall continue to vest in accordance with the Vesting Schedule; provided, however, that these RSUs shall immediately become vested in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment or other relationship as an Eligible Participant with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

4. Forfeiture of Unvested RSUs Upon Cessation of Service. In the event that the Participant ceases to be an Eligible Participant for any reason or no reason, with or without Cause, including in the case of resignation or dismissal with or without Cause, all of the RSUs that are unvested as of the time of such cessation shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation and the Participant will not be entitled to any compensation in relation to any unvested RSUs. The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto.

5. Restrictions on Transfer. The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock or make any cash payment, to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

6. Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

7. Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

8. Tax Matters.

(a) Acknowledgments; No Section 83(b) Election. The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs. The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) is available with respect to RSUs.

(b) Withholding. The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes or social security contributions of any kind required by law to be withheld with respect to the vesting of the RSUs or otherwise in connection with the RSUs. On each Vesting Date (or other date or time at which the Company is required to withhold taxes or social security contributions associated with the RSUs), the Company will retain from the RSU Shares otherwise issuable on such date a number of shares of Common Stock having a fair market value (as determined by the Company) equal to the Company’s minimum statutory withholding obligation with respect to such taxable event. If the Company is unable to retain sufficient shares of Common Stock to satisfy such tax withholding obligation, the Participant acknowledges and agrees that the Company or an affiliate of the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company. The Company shall not deliver any RSU Shares to the Participant until it is satisfied that all required withholdings have been made.

(c) Section 409A. The RSUs awarded pursuant to this Agreement are intended to be exempt from or to comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”). The delivery of RSU Shares on the vesting of the RSUs may not be accelerated or deferred to dates or events other than those set forth herein, unless permitted or required by Section 409A.

(d) Australian Participants. Subdivision 83A-C of the Australian Income Tax Assessment Act 1997 (the “Australian Income Tax Act”) applies to the Plan and this Agreement in relation to RSUs awarded to Participants who are subject to Australian taxes (subject to the requirement of the Australian Income Tax Act).

9. Miscellaneous.

(a) No Compensation. In no circumstances shall the Participant, on ceasing to hold employment or office with his or her employer, be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan or this Agreement which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

(b) Severance Pay. The grant of the RSUs (including any cash payment made in lieu of RSU Shares) and the Plan shall be disregarded for the purposes of calculating any end-of-service severance or other termination payment, to the extent such end-of-service severance or termination payment is due to the Participant.

10. Participant’s Acknowledgements.

The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) can read and understand English and does not require this Agreement, the Plan or any related documentation to be translated into any other language; (v) is fully aware of the legal and binding effect of this Agreement; and (vi) agrees that in accepting this award, he or she will be bound by any clawback policy that the Company may adopt in the future. Neither the Company nor any employee of the MicroStrategy group can advise the Participant on whether the Participant should participate in the Plan or accept the grant of the RSUs, or provide the Participant with any legal, tax or financial advice with respect to the grant of RSUs. To accept this award, the Participant acknowledges that they must accept this Agreement within six (6) months of the Grant Date. If this Agreement is not accepted within six (6) months of the Grant Date, the Company’s grant of RSUs under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any RSUs under this Agreement.

11. PRC Participants. Without limiting the generality of the foregoing, participation in the Plan by the Participants in the People’s Republic of China (“PRC”) shall be subject to such additional or substitute terms as are set forth in the Annex for PRC Participants attached hereto.

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Annex for PRC participants

This Annex for PRC Participants (“Annex”) includes special terms and conditions applicable to Participants in the PRC. These terms and conditions are in addition to those set forth in the Plan and the Agreement. To the extent there are any inconsistencies between these terms and conditions and those set forth in the Plan or the Agreement, the terms and conditions in this Annex shall prevail. Unless otherwise defined, any capitalized term used in this Annex shall have the meaning ascribed to it as in the Plan and the Agreement.

The provisions of this Annex provide, for PRC foreign exchange purposes, additional definitions and conditions applicable to employees of the Company’s PRC affiliates participating in the Plan who are (i) Chinese citizens (including Hong Kong, Taiwan and Macao residents) or (ii) foreign nationals who have resided consecutively in the PRC for no less than one year. For avoidance of doubt, the Company’s PRC affiliates include MicroStrategy China Technology Center Ltd. and its Shanghai branch, and any other entities which may be established in the future.

1.1
Exchange Control Requirements. The Participant’s ability to receive any RSUs shall be contingent upon the Company or its PRC affiliates completing registration with or otherwise obtaining approval from the PRC State Administration of Foreign Exchange or its local counterparts (“SAFE”) for the Participant’s participation in the Plan (to the extent required as determined by the Company in its sole discretion) and for the establishment of a SAFE-approved bank account (“SAFE Account”) by the Company’s PRC affiliates. By entering into the Agreement, the Participant shall acknowledge that he/she understands, agrees and consents that:
(i)
an offshore broker (“Broker”) designated by the Company will administer and execute the exercise, purchase and sale and other relevant transactions in relation to the RSUs held by such Participant outside the PRC;
(ii)
as PRC individual income tax (“IIT”) is triggered upon vesting of the RSUs, certain vested RSU Shares will be sold by such Broker to satisfy the Company’s minimum statutory withholding obligation for PRC IIT filing purposes with respect to such taxable event;
(iii)
the Plan Administrator (as defined below), in its sole discretion, will determine the number of vested RSU Shares to be sold by the Broker based on the PRC IIT withholding requirements, the Fair Market Value of the Common Stock as of the end of the trading day on the Vesting Date or, if the Vesting Date is not a trading day, the Fair Market Value of the common stock as of the end of the immediately preceding trading day, and the volatility of the Common Stock;
(iv)
such shares will be sold as soon as reasonably practicable after the Vesting Date at the then-prevailing market price of the Common Stock on the principal stock market exchange for the Common Stock and the net proceeds will be repatriated to the SAFE Account in the PRC for PRC IIT withholding and reporting purposes;

(v)
if the proceeds from any such sale are not sufficient to satisfy the Participant’s PRC IIT or any other withholding requirements, the Participant will be solely responsible and liable for any such additional amounts due;
(vi)
for the avoidance of doubt, all RSU Shares for a vested award are deemed to be issued to the Participant (i.e., both the RSU Shares to be sold to satisfy the PRC IIT withholding obligations and the remaining RSU Shares which Participant will ultimately receive);
(vii)
the Participant will be required to immediately repatriate the proceeds gained from the sale of any other RSU Shares to the PRC pursuant to SAFE requirements;
(viii)
proceeds from the sale of RSU Shares (including the proceeds of any sale of RSU Shares in excess of PRC IIT amounts) may be transferred to the SAFE Account prior to being delivered to the Participant’s personal bank account in the PRC;
(ix)
due to SAFE approval requirements, there may be delays in delivering the proceeds to the Participant;
(x)
the Participant shall bear any exchange rate-related risk during the period between vesting/sale and the time when the proceeds are delivered to him/her;
(xi)
the Participant may be required to open a U.S. dollar bank account in the PRC to receive the proceeds, if needed;
(xii)
the Participant may be required to pay the Company or its affiliates, or authorize the Company or an affiliate to withhold from the Participant any salary or other benefit payable to him/her, and the taxes due in connection with the grant, vesting or exercise of the RSUs or the proceeds thereof, as required by the applicable laws;
(xiii)
the Participant shall execute such other documentation as the Company reasonably determines is necessary or advisable to ensure compliance with the PRC IIT laws or the U.S. federal securities laws (the “Required Documentation”);
(xiv)
to accept this award, the Participant must execute this Agreement and the Required Documentation when the Participant is not otherwise in possession of material non-public information and (i) if the Company is in an open trading window in accordance with the Company’s insider trading policy as then in effect (an “Open Trading Window”) as of when the Company first makes this Agreement available to the Participant to be executed, no later than immediately prior to the termination of the current Open Trading Window, or (ii) if the Company is not in an Open Trading Window as of when the Company first makes this Agreement available to the Participant to be executed, no earlier than the commencement of the next occurring Open Trading Window and no later than immediately prior to the termination of the next occurring Open Trading Window;
(xv)
if this Agreement and the Required Documentation are not executed within the timeframe set forth in Section 1.1(xiv) of this Annex, the Company’s offer to grant RSUs under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any RSUs under this Agreement; and
(xvi)
the Company may include other restrictions and requirements in relation to the RSUs pursuant to the requirements of the applicable laws or from SAFE.
1.2
Termination of Employment or Service Relationship. Notwithstanding the provisions in the Plan or the Agreement, upon termination of such Participant’s employment or service relationship with the Company’s PRC affiliates, the treatment of the RSUs or relevant RSU Shares of the Company under the Plan shall be in accordance with PRC foreign exchange control laws and regulations and the requirements of SAFE. Without limiting the foregoing, all the RSU Shares of the Company issued in respect of the Plan held by such Participant must be sold within six (6) months following Participant’s termination of employment or service relationship (whichever applicable), or within such other period determined by the Company in light of the SAFE requirements. The Company may, in its sole discretion, require the Participant to sell such RSU Shares at any time during this six (6)-month period.
1.3
Data Privacy. In connection with this Agreement and the grant of RSUs, the Company may collect, process, use and/or disclose personal information about the Participant in accordance with the Employee Privacy Notice, Notice For Cross Border Transfer of Personal Data and Notice For Processing Sensitive Personal Data provided to the Participant and counter-signed by the Participant to signify consent.